Exhibit 2.3

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                            STOCK PURCHASE AGREEMENT


                                 By and Between

                     QUESTRON DISTRIBUTION LOGISTICS, INC.,
                                       and
                            QUESTRON TECHNOLOGY, INC.


                                       and


                               JAMES R. GILCHRIST
                                       and
                             CAPITAL FASTENERS, INC.








                           Dated as of April 26, 1999








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790690.11

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                                TABLE OF CONTENTS


                                                                          Page

ARTICLE 1

SALE AND PURCHASE OF SHARES................................................1
  1.1       Sale of Shares.................................................1
  1.2       Purchase Consideration and Payment for Shares..................1
  1.3       Transactions on the Closing Date...............................2
  1.4       Restricted Securities; Registered Securities...................3

ARTICLE 2

CLOSING AND TERMINATION....................................................4
  2.1       Closing........................................................4
  2.2       Termination............................ .......................4

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY...................4
  3.1       Authority; Due Execution.......................................4
  3.2       Organization...................................................5
  3.3       Certificate of Incorporation; By-laws..........................5
  3.4       Subsidiaries and Equity Investments............................5
  3.5       Ownership of Shares............................................5
  3.6       Capitalization.................................................5
  3.7       No Violation...................................................6
  3.8       Personal Property..............................................6
  3.9       Litigation.....................................................7
  3.10      Real Property..................................................7
  3.11      Non-Real Estate Leases.........................................8
  3.12      Financial Statements...........................................8
  3.13      Books and Records..............................................8
  3.14      Tax Matters....................................................9
  3.15      Employee Matters..............................................11
  3.16      Intellectual Property.........................................14
  3.17      Accounts Receivable...........................................14
  3.18      Inventory.....................................................15
  3.19      No Material Change............................................15
  3.20      Absence of Change or Event....................................15
  3.21      Compliance With Law...........................................17
  3.22      Contracts and Commitments.....................................17
  3.23      Insurance.....................................................18
  3.24      Affiliate Interests...........................................19
  3.25      Customers, Suppliers, Distributors, Etc.......................19
  3.26      Previous Sales; Warranties; Product Liability.................20
  3.27      Additional Information........................................20

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                                                                        Page

  3.28      Claims Under Stock Redemption Agreement.......................21
  3.29      Environmental Matters.........................................21
  3.30      Absence of Questionable Payments..............................21
  3.31      Investment Intent.............................................22
  3.32      Disclosure....................................................22

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF QDL AND QUESTRON........................23
  4.1       Organization..................................................23
  4.2       Corporate Authority; Due Execution............................23
  4.3       No Violation..................................................23
  4.4       Investment Intent.............................................24
  4.5       SEC Documents.................................................24
  4.6       Questron Common Stock.........................................24

ARTICLE 5

CERTAIN COVENANTS AND AGREEMENTS OF SELLER AND QUESTRON...................25
  5.1       Conduct of Business Prior to the Closing Date.................25
  5.2       Tax Covenants.................................................26
  5.3       Expenses and Finder's Fees....................................27
  5.4       Access to Information and Confidentiality/1998 Audit..........28
  5.5       No Solicitation...............................................28
  5.6       Press Releases................................................29
  5.7       Transitional Assistance.......................................29
  5.8       Conditions....................................................29
  5.9       Rule 144......................................................29
  5.10      SEC Filings...................................................29
  5.11      Purchase of Vehicles..........................................29
  5.12      Employee Benefits.............................................29
  5.13      Personal Items................................................29
  5.14      Balance Sheets................................................29
  5.15      HSR Act and Other Filings.....................................30

ARTICLE 6

CONDITIONS PRECEDENT OF QDL AND QUESTRON..................................30
  6.1       Representations and Warranties................................30
  6.2       Due Diligence.................................................31
  6.3       Opinion of Counsel............................................31
  6.4       No Actions....................................................31
  6.5       Consents......................................................31
  6.6       Employment Agreement..........................................31
  6.7       Outstanding Seller Loans......................................31
  6.8       Financing.....................................................31
  6.9       Material Adverse Change.......................................31

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                                                                        Page

  6.10      Releases......................................................31

ARTICLE 7

CONDITIONS PRECEDENT OF THE COMPANY AND SELLER............................32
  7.1       Representations and Warranties................................32
  7.2       No Actions....................................................32
  7.3       Consents......................................................32
  7.4       Employment Agreements.........................................32
  7.5       Opinion of Counsel............................................32
  7.6       No Material Adverse Change....................................32
  7.7       Board Approval................................................33
  7.8       Payoff of Indebtedness........................................33
  7.9       Lease Agreements..............................................33

ARTICLE 8

INDEMNIFICATION...........................................................33
  8.1       Indemnification by Seller.....................................33
  8.2       Indemnification by Questron...................................34
  8.3       Limitation on Liability.......................................35
  8.4       Right to Indemnification not Affected by Knowledge............35

ARTICLE 9

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.....................35
  9.1       Representations, Warranties and Covenants.....................35

ARTICLE 10

NON-COMPETITION BY SELLER AND NO SOLICITATION.............................36
 10.1      Non-Compete....................................................36
 10.2      Remedies.......................................................36

ARTICLE 11

MISCELLANEOUS.............................................................36
 11.1      Cooperation....................................................36
 11.2      Waiver.........................................................36
 11.3      Notices........................................................36
 11.4      Governing Law and Consent to Jurisdiction; Dispute Resolution..37
 11.5      Counterparts...................................................38
 11.6      Headings; Schedules............................................38
 11.7      Entire Agreement...............................................38
 11.8      Amendment and Modification.....................................38
 11.9      Binding Effect; Benefits.......................................38
 11.10     Assignability..................................................38

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                            STOCK PURCHASE AGREEMENT


                     STOCK PURCHASE AGREEMENT dated as of April 26, 1999 (herein, together with the Schedules and Exhibits attached hereto, referred to as the "Agreement"), by and between Questron Technology, Inc., a Delaware corporation ("Questron"), Questron Distribution Logistics, Inc., a Delaware corporation and a wholly-owned subsidiary of Questron ("QDL"), James R. Gilchrist ("Seller") and Capital Fasteners, Inc., a North Carolina corporation (the "Company").


                              W I T N E S S E T H :

                     WHEREAS, Seller is the beneficial and record holder of all of the issued and outstanding shares of capital stock of the Company (the "Shares"); and

                     WHEREAS, Seller wishes to sell and QDL wishes to acquire the Shares upon the terms and subject to the conditions contained in this Agreement.

                     NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                           SALE AND PURCHASE OF SHARES

           1.1 Sale of Shares. At the Closing provided for in Section 2.1, Seller shall sell to QDL the Shares beneficially owned by Seller as set forth on
Schedule 1.1, and QDL shall purchase such Shares for the aggregate purchase consideration specified in Section 1.2.

           1.2 Purchase Consideration and Payment for Shares. In consideration of the sale, conveyance, transfer, assignment and delivery of the Shares by Seller to QDL on the Closing Date, and in reliance on the representations, warranties, covenants and agreements made herein by Seller and the Company, QDL and Questron shall pay to Seller a total purchase price of up to $12,150,000, subject to adjustment as set forth in this Agreement, which will consist of the Initial Purchase Price and the Deferred Purchase Price, in each case, as defined below.

                     (a) Initial Purchase Price. The "Initial Purchase Price" will equal $10,650,000, subject to adjustment as set forth below, payable as follows: (i) a wire transfer (or certified check) in an amount equal to $8,000,000 (x) less the Stated Net Debt (as defined below) of the Company, (y) plus or minus, the increase or decrease, as the case may be, in Net Operating Assets (as defined below) of the Company from that derived from the December 31, 1998 Audited Balance Sheet (as defined in Section 5.14) to that derived from the March 31, 1999 Balance Sheet (as defined in Section 5.14), (z) plus interest on the sum of (A) the amount calculated in accordance with the foregoing and (B) $2,000,000, which interest shall be in the amount equal to 8% per annum calculated from the Effective Date through the Closing Date (said amount being hereinafter referred to as the "Initial Cash Consideration"); (ii) delivery of shares of Questron's common stock, par value $0.001 per share (the "Questron Common Stock"), having a value equal to $650,000 (the "Initial Stock Consideration"), calculated on the basis of

790690.11


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the  average  closing  market  price  reported  in the Wall  Street  Journal for
Questron Common Stock for the five (5) trading days ending on the third trading day immediately prior to the Closing Date (as defined in Section 2.1); and (iii) delivery of a promissory note in the principal amount equal to $2,000,000, made by Questron Finance Corp., a wholly-owned subsidiary of Questron, in favor of Seller, substantially in the form attached hereto as Exhibit A, as may be modified to reflect such changes to the definition of "Available Amount" contained therein as may be requested by any lender providing financing to Questron as contemplated by Section 6.8 (the "Closing Promissory Note"). As used herein, (a) "Net Operating Assets" means, at the applicable measurement date, the total assets of the Company (exclusive of cash and cash equivalents), net of total liabilities of the Company (exclusive of the aggregate amount of the indebtedness and tax liability described in Schedule 1.2, at the applicable measurement date), and (b) "Stated Net Debt" means the aggregate amount, as of March 31, 1999, of those liabilities of the Company specifically identified and described on Schedule 1.2 (net of cash and cash equivalents at March 31, 1999).

                     (b) Deferred Purchase Price. The "Deferred Purchase Price" will be an amount, subject to the limitations set forth below, equal to six (6) times the difference between EBITDA (as defined below) for the Company for the twelve-month period ending March 31, 2000 and $1,600,000, provided that the maximum amount payable to Seller pursuant to this Section 1.2(b) (as adjusted in accordance with Section 1.2(c) below) shall in no event exceed $1,500,000 in the aggregate. The Deferred Purchase Price shall be paid by June 30, 2000 (the "Second Closing Date") payable as follows: (i) delivery of a promissory note in the principal amount equal to one-third (1/3) of the Deferred Purchase Price, made by Questron Finance Corp., in favor of Seller, substantially in the form attached hereto as Exhibit B (the "Post-Closing Promissory Note"); (ii) delivery of shares of Questron Common Stock having a value equal to one-third (1/3) of the Deferred Purchase Price (the "Deferred Stock Consideration"), calculated on the basis of the average closing market price reported in the Wall Street Journal for Questron Common Stock for the five (5) trading days ending on the third trading day immediately prior to the Second Closing Date; and (iii) at the option of Questron, either (a) a wire transfer (or certified check) in an amount equal to one-third (1/3) of the Deferred Purchase Price (the "Optional Deferred Cash Consideration") or (b) delivery of shares of Questron Common Stock having a value equal to one-third (1/3) of the Deferred Purchase Price (the "Optional Deferred Stock Consideration"), calculated on the basis of the average closing market price reported in the Wall Street Journal for Questron Common Stock for the five (5) trading days ending on the third trading day immediately prior to the Second Closing Date.

                     (c) Definition of EBITDA. For purposes of this Section 1.2, "EBITDA" shall mean the aggregate earnings of the Company before interest, income taxes, depreciation, amortization of goodwill, and the allocation of corporate expenses associated with the Company and without regard to extraordinary or non-recurring items that are paid or incurred after Closing, including any extraordinary bonus or severance payments made to employees. EBITDA shall be calculated in accordance with generally accepted accounting principles, consistently applied ("GAAP"). EBITDA shall be determined by Questron and reviewed by Seller's and Questron's respective independent public accountants.

           1.3       Transactions on the Closing Date.

                     (a) At the Closing, Seller will deliver, or cause to be delivered, to Questron the following:

                               (i) stock certificate(s)  representing the Shares
                 in form suitable for transfer, registered in the name of Seller, evidencing the number of Shares set forth opposite Seller's name

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                on Schedule  1.1,  endorsed in blank or with an executed  blank stock transfer power attached, and with any necessary stock transfer tax stamps attached thereto;

                               (ii) all stock  books,  stock  transfer  ledgers,
                 minute books and the corporate seals of the Company;

                               (iii) resignations of all of the directors and officers of the Company, effective as of the Closing;

                               (iv) duly executed  signature  cards for all bank
                 accounts of the Company which are necessary to establish Questron's designees, and only Questron's designees, as the authorized signatories for such accounts;

                               (v)  each  of  the   certificates  and  documents
                 contemplated by Article 6; and

                               (vi) such other certificates, documents, instruments and agreements as Questron shall deem necessary in its reasonable discretion in order to effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to Questron.

                     (b) At the Closing, Questron will deliver to Seller the following:

                               (i) the Initial Cash Consideration;

                               (ii) the Initial Stock Consideration;

                               (iii) the Closing Promissory Note;

                               (iv) each of the certificates and documents contemplated by Article 7; and

                               (v) such other certificates, documents, instruments and agreements as Seller shall deem necessary in its reasonable discretion in order to effectuate the transactions contemplated herein, in form and substance reasonably satisfactory to Seller.

           1.4 Restricted Securities; Registered Securities. The shares representing the Initial Stock Consideration and the Deferred Stock Consideration shall be restricted securities under the Securities Act of 1933, as amended (the "Act"), will not have been registered under the Act and may not be sold or transferred absent such registration or unless an exception from registration is available and the certificates evidencing such shares shall bear an appropriate legend restricting transfers under the Act. In the event that the shares representing the Optional Deferred Stock Consideration are not registered pursuant to an effective registration statement filed under the Act at the time of the payment of the Deferred Purchase Price, Questron undertakes to file a registration statement covering the resale of such shares (the "Shelf Registration") and to use its best efforts to cause such registration statement to become effective within ninety (90) days of the Second Closing Date. Questron shall maintain the effectiveness of the Shelf Registration until such time as the Seller has sold all of its shares representing the Optional Deferred Stock Consideration or the shares representing the Optional Deferred Stock Consideration are eligible for sale under Rule 144 of the Securities Act without limitation. In connection with any such registration, the holder of such shares shall provide Questron such information, and shall execute and deliver such certificates and other agreements, as Questron shall reasonably request.


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                                    ARTICLE 2

                             CLOSING AND TERMINATION

           2.1 Closing. The closing of the transactions  provided for in Section
1.3 above (the "Closing") will take place at the offices of Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, N.Y. 10022, at 10:00 A.M. (local time) on or about June 2, 1999 (the "Closing Date"), or at such other place, time and date as may be agreed upon by Questron and Seller. The effective date of the Closing shall be April 1, 1999 (the "Effective Date").

           2.2 Termination. Anything contained in this Agreement other than in this Section 2.2 to the contrary notwithstanding, this Agreement may be terminated in writing at any time on or prior to the Closing:

                     (a) without liability on the part of any party hereto, by mutual written consent of Questron and Seller;

                     (b) without liability on the part of any party hereto (unless occasioned by reason of a breach by any party hereto of any of its representations, warranties or obligations hereunder) by either Questron or Seller, if the Closing shall not have occurred on or before June 30, 1999 (or such later date as may be agreed upon in writing by the parties hereto);

                     (c) by Questron, if Seller shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived or Seller shall not have provided reasonable assurance that such breach can and will be cured on or before the Closing Date; or

                     (d) by Seller, if Questron shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived or Questron shall not have provided reasonable assurance that such breach can and will be cured on or before the Closing Date.


                                    ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

           Seller and the Company jointly and severally represent and warrant to Questron and QDL that:

           3.1 Authority; Due Execution. The Company has full corporate power and authority to enter into this Agreement and all other agreements, documents, certificates and instruments contemplated by this Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. Seller has the power to enter into this Agreement and all other agreements contemplated by this Agreement to which Seller is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Employment Agreement (as hereinafter defined) and all other agreements contemplated by this Agreement to which the Company and Seller are a party will be as of the Closing Date, duly executed and delivered by the Company and Seller, and (assuming due execution and delivery by QDL and Questron) this Agreement and the Employment Agreement and all other agreements contemplated by this Agreement to which the Company and Seller are a party will constitute valid and

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                                       -4-

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binding  obligations of the Company and Seller,  enforceable in accordance  with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

           3.2 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite corporate power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), results of operations or business (a "Material Adverse Effect") of the Company.

           3.3  Certificate  of  Incorporation;  By-laws.  Seller has heretofore
delivered  to  Questron   complete  and  correct   copies  of  the  articles  of
incorporation and by-laws of the Company as currently in effect.

           3.4 Subsidiaries and Equity Investments. The Company has no subsidiaries and does not own, directly or indirectly, any investments, capital stock or other equity or ownership interests in any other corporations or business enterprises and is not a partner in any partnership or a co-venturer in any joint venture or other business enterprise. The term "subsidiary" means any corporation or other entity of which the Company, directly or indirectly, owns or controls capital stock or ownership interests representing either (i) more than fifty percent (50%) of the general voting power under ordinary circumstances of such corporation or entity, or (ii) if an entity other than a corporation, more than fifty percent (50%) of the economic interest therein.

           3.5 Ownership of Shares. Seller is the lawful record and beneficial owner of that number of Shares set forth opposite Seller's name on Schedule 1.1 which Shares represent all of the issued and outstanding shares of the Company's capital stock. Seller owns the Shares set forth opposite Seller's name on
Schedule 1.1 free and clear of all pledges, liens, encumbrances, easements, security interests, claims, options and restrictions of every kind ("Encumbrances"), except for those Encumbrances identified on Schedule 3.5 (which shall be satisfied and released on or prior to the Closing), and for restrictions on transfer generally applicable under federal and state securities laws. Upon the delivery of the Shares in the manner contemplated under Section 1.3, at Closing, Seller will transfer to Questron valid record and beneficial title to such Shares, free and clear of all Encumbrances, except for restrictions on transfer generally applicable under federal and state securities laws.

           3.6 Capitalization. The authorized capital of the Company consists of 100,000 shares of common stock, no par value (the "Common Stock"), of which 100 shares are issued and outstanding. Except as set forth on Schedule 3.6(a), no other class of capital stock or other ownership interests of the Company or any subsidiary is authorized, issued, reserved for issuance or outstanding. All such issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of Common Stock (including, without limitation, the Shares), and no options, warrants or other rights, agreements, commitments or arrangements of any kind to acquire shares of Common Stock, were issued in violation of (x) any preemptive or other rights, or
(y) any provision of any contract, agreement or arrangement of any kind. Except as set forth on Schedule 3.6(b), there are no outstanding options, warrants, subscriptions, unsatisfied preemptive rights, calls or other rights, agreements, commitments or arrangements of any kind to acquire any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock of the Company or any subsidiary or any

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                                       -5-
security of any kind convertible into or exchangeable for any such capital stock. Except as set forth on Schedule 3.6(c), there are no voting trusts, shareholder agreements, proxies or other agreements relating to the voting, purchase or sale of capital stock of the Company (i) between or among the Company and any of its shareholders, and (ii) between or among any of the Company's shareholders. There is no outstanding bond, debenture, note or other indebtedness of the Company having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matter on which shareholders of the Company or any subsidiary may vote.

           3.7 No Violation. Neither Seller nor the Company is subject to or bound by any provision of:

                     (a) any law, statute, rule, regulation or judicial or administrative decision,

                     (b)  (in  the  case  of  the   Company)   its  articles  of
           incorporation or by-laws,

                     (c) any contract, mortgage, deed of trust, lease, note, shareholders' agreement, proxy, bond, indenture, other instrument or agreement, Permit (as defined below), trust, custodianship or other restriction, or

                     (d) any consent,  judgment,  order, writ, award, injunction
           or  decree  of  any   court,   governmental   or   regulatory   body,
           administrative agency or arbitrator,

that would conflict with, prevent or be violated by or that would result in the creation of any Encumbrance as a result of, or under which there would be a default or right of termination, amendment, acceleration, revocation, cancellation or suspension as a result of, the execution, delivery and performance by Seller of the Agreements to which such Seller is a party and the consummation of the transactions contemplated thereby. Except as set forth on
Schedule 3.7, no consent, order, license, permit, approval or authorization of or declaration, notice or filing (collectively, "Permits") with any individual, corporation, partnership, limited liability company, trust or unincorporated organization or any government or any agency or political subdivision thereof (a "Person") is required for the valid execution, delivery and performance by Seller or the Company of the Agreements to which it is a party and the consummation of the transactions contemplated thereby.

           3.8 Personal Property. Schedule 3.8(a) sets forth (i) the tangible physical assets of the Company as of the date of this Agreement that do not constitute real property (including machinery, equipment, tools, dies, furniture, furnishings, leasehold improvements, software, vehicles, buildings and fixtures) and that have a book value or replacement value in excess of $50,000 per item or per category of items and the location by address of such items; (ii) individual refundable deposits in excess of $10,000 or $25,000 in the aggregate; and (iii) all outstanding loans or advances made by the Company or any subsidiary to any Person in excess of $20,000.

                     Except as set forth on Schedule 3.8(b), the Company has good and valid title to all of its material properties and assets that do not constitute real property, free and clear of all Encumbrances. Except as set forth on Schedule 3.8(c), the Company owns, has valid leasehold interests (pursuant to leases disclosed in such Schedule) in or valid contractual rights pursuant to contracts disclosed in such Schedule (or not required to be disclosed therein due to the dollar threshold set forth in Section 3.22(a)) to use, all of the material assets, tangible and intangible, currently used by, or necessary for the present conduct of the business of, the Company.


790690.11
                                       -6-

           3.9 Litigation. There is no charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or, to the knowledge of the Company and Seller, investigation (collectively, "Actions") pending or, to the knowledge of the Company and Seller, threatened against, relating to or affecting (i) the Company or the operation of the business of the Company as currently operated and as proposed to be operated, (ii) any Benefit Plan of the Company, or (iii) the transactions contemplated by this Agreement. The Company is not in default with respect to any judgment, order, writ, injunction or decree of any Governmental Authority, and there are no unsatisfied judgments against the Company.

           3.10 Real Property. (a) Schedule 3.10(a) sets forth, as of the date of this Agreement, a complete and accurate list, in all material respects, of
(i) all of the real property  owned by the Company (the "Owned Real  Property"),
(ii) all of the real property that the Company has leased or subleased (the "Leased Real Property," and together with the Owned Real Property, the "Real Property") and an identification of the applicable leases, including all amendments thereto and all material agreements incidental thereto (the "Real Property Leases"), and (iii) all indebtedness secured by a lien, mortgage or deed of trust on the Real Property and the outstanding principal amount of each such lien, mortgage and deed of trust as of the date hereof. As of the date of this Agreement, the Company has good and marketable fee title to its interest in the Owned Real Property or a valid leasehold interest in the Leased Real Property as provided in the applicable Real Property Lease, in each case, free and clear of all Encumbrances and defects, except for (A) liens, mortgage or deed of trust securing the indebtedness referred to in clause (iii) of the preceding sentence, and (B) taxes or assessments, special or otherwise, not due and payable or being contested in good faith. There exists no default or event of default or, to the knowledge of the Company and Seller, event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) on the part of the Company which, with the giving of notice, the lapse of time, or the happening of any other event or condition, would become a default or event of default under any indebtedness secured by a lien, mortgage or deed of trust on the Real Property, except as set forth on Schedule 3.10(a).

                     (b) Schedule 3.10(b) lists all of the Real Property Leases. Each of the Real Property Leases is in full force and effect and constitutes a valid leasehold interest in the respective Leased Real Property and has not been assigned, modified, supplemented or amended except as set forth on Schedule 3.10(b). The Company has not received a written notice of any monetary default or other material default under any Real Property Lease or has given or received any notice for purpose of terminating any Real Property Lease; all rents due under the Real Property Leases have been paid.

                     (c) With respect to each of the Real Property Leases, the Company has adequate rights of ingress and egress for the operation of the business of the Company in the ordinary course. To the knowledge of the Company and Seller, except as set forth in Schedule 3.10(c), none of the buildings, structures or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state, provincial or local law, ordinance, rule or regulation, or encroaches on any property owned by others, except where such violation or encroachment does not materially adversely affect the value or use of any such building, structure, appurtenance or equipment.

                     (d) Except as set forth in Schedule 3.10(d), (i) no condemnation proceeding is pending or, to the knowledge of the Company and Seller, threatened with respect to the Real Property or any buildings, structures or appurtenances located thereon, and (ii) none of the buildings, structures or appurtenances have been damaged or destroyed, in whole or in part, as a result of any fire or other casualty, which damage or destruction has not been fully repaired or restored.

790690.11
                                       -7-

                     (e) Except as set forth in Schedule 3.10(e), no interest of the Company in any Real Property is subject to any right of first offer, first refusal or right or option to purchase.

                     (f) The Company has all Permits and other governmental authorizations necessary to carry on the business of the Company.

           3.11 Non-Real Estate Leases. Schedule 3.11 lists all of the Company's right, title and interest in and to the assets, properties and rights of every type and description (other than Real Property), tangible and intangible, wherever located, owned by the Company from and after the Effective Date and on the Closing Date or in which the Company has any interest whatsoever on the Closing Date relating to, used or useful in the conduct of the Company's business of distributing fasteners, hardware and related components and providing inventory logistics management services for such products (all of which assets are hereinafter referred to collectively as the "Acquired Assets") that are possessed by the Company under an existing lease, including, without limitation, all vehicles, forklifts, machinery, equipment, furniture, fixtures and computers, except for any lease under which the aggregate annual payments (excluding Taxes) for the last twelve (12) preceding months are less than Ten Thousand Dollars ($10,000) (each, an "Immaterial Lease"). Schedule 3.11 also lists the leases under which such Acquired Assets are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Non-Real Estate Leases." Each Non-Real Estate Lease is in full force and effect and constitutes a valid leasehold interest in such Acquired Assets, and has not been assigned, modified, supplemented or amended except as set forth on Schedule 3.11.

           3.12 Financial Statements. Seller and the Company have heretofore furnished QDL and/or Questron with copies of the following consolidated financial statements of the Company (i) unaudited balance sheets as at December 31 for each of 1995, 1996 and 1997, respectively; (ii) unaudited statements of operations for each of the years ended December 31, 1995, 1996, 1997, and 1998; and (iii) the unaudited balance sheet (the "Reference Balance Sheet") at December 31, 1998 (the "Reference Balance Sheet Date"). Except as noted therein and except for normal year-end adjustments with respect to the December 31, 1998 unaudited financial statements, and adjustments for profit-sharing plan contribution and tax accruals, all such financial statements are complete and correct, were prepared in accordance with the Company's historical accounting practices, consistently applied throughout the periods indicated and present fairly the financial position of the Company at such dates and the results of its operations for the periods then ended, subject to such inaccuracies, if any, which are not material in nature or amount.

                     Except as set forth on Schedule 3.12 or Schedule 1.2, there are no liabilities, debts, obligations or claims against the Company of any nature (accrued, absolute or contingent, unasserted, known or unknown, or otherwise), except (i) as and to the extent reflected or reserved against on the Reference Balance Sheet; (ii) those that are not in excess of $10,000 individually or $25,000 in the aggregate and were incurred since the Reference Balance Sheet Date in the ordinary course of business consistent with prior practice; or (iii) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice.

           3.13 Books and Records. Seller and the Company have made and will make available for inspection by Questron all the books of account relating to business of the Company. Such books of account of the Company reflect all the material transactions and other material matters required to be set forth under the Company's historical accounting practices, applied on a consistent basis.

                     The minute book of the Company that has been made available to Questron for its inspection contains true and complete records of all meetings and consents in lieu of meetings of the Board

790690.11
                                       -8-
of Directors (and any committees thereof) of the Company and of Seller and accurately reflects all material transactions referred to in such minutes and consents in lieu of meetings. The stock books that have been made available to Questron for its inspection are true and complete in all material respects.

           3.14      Tax Matters.      (a)  For purposes of this Agreement,

                               (i) "Tax" or "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or estimated taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items) relating to the income, operations or properties of the Company or the ownership thereof (by Seller);

                               (ii) "Pre-Effective Date Periods" shall mean all Tax periods ending on or before the Effective Date and, with respect to any Tax period that includes but does not end on the Effective Date, the portion of such period that ends on and includes the Effective Date;

                               (iii) "Returns" shall mean all returns, declarations, reports, estimates, information returns and statements of any nature regarding Taxes for any Pre-Effective Date Period required to be filed by the Company or Seller and relating to the Company and which previously were filed or are, or become, due on or before the Closing Date;

                               (iv) "Code" shall mean the Internal  Revenue Code
                 of 1986, as amended; and

                               (v) the term  "Tax  Deficiency"  shall  include a
                 reduction in any net operating losses.

                     (b)      In respect of the Pre-Effective Date Periods only,

                               (i) all Returns have been or will be timely filed
                 when due in accordance with all applicable laws;

                               (ii) all Taxes  shown on the  Returns as due have
                 been or will be timely paid when due;

                               (iii) the  Returns  completely,  accurately,  and
                 correctly in all material respects reflect the facts regarding the income, properties, operations and status of any entity required to be shown thereon;

                               (iv) the  charges,  accruals,  and  reserves  for
                 Taxes due, or accrued but not yet due, relating to the income, properties or operations of the Company for any Pre-Effective Date Period as reflected on the books of the Company are adequate in all material respects to cover such Taxes;


790690.11
                                       -9-

                               (v) except  with  respect to the Return due March
                 31, 1999, as to which an extension has been filed, there are no agreements or consents currently in effect for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any Taxes relating to the Company for any Pre-Effective Date Period, and no Person has been requested to enter into any such agreement or consent;

                               (vi) no Returns of the Company have been examined
                 by the relevant tax authorities in the past, and the Company has received no notice that the relevant taxing authorities intend to examine the Company's Returns;

                               (vii) all Returns with  respect to taxable  years
                 ending on or prior to December 31, 1994 are Returns with respect to which the applicable statute of limitations, after giving effect to any extensions and waivers, has expired;

                               (viii) all Taxes which the Company is required by
                 law to withhold or collect have been in all material respects duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

                               (ix) there is no action, suit, proceeding, investigation, audit or claim currently pending, or to Seller's knowledge, threatened, regarding any Taxes relating to the Company for any Pre-Effective Date Period;

                               (x) all Tax Deficiencies which have been claimed,
                 proposed or asserted against Seller or, to Seller's knowledge, any prior Seller of the Company relating to ownership of stock in the Company or against the Company or any group of which the Company is now or was formerly a member have been fully paid or finally settled;

                               (xi) no Person has  executed  or  entered  into a
                 closing agreement pursuant to Code Section 7121 (or any comparable provision of state, local or foreign law) that is currently in force and determines the Tax liabilities of the Company;

                               (xii) there is no, and will not be any, agreement
                 or consent made under Code Section 341(f) (or any comparable provision of state, local or foreign law) affecting the Company;

                               (xiii) there are no liens for any Tax on the assets of the Company except liens which arise as a matter of law;

                               (xiv) there are no tax sharing agreements to which the Company is now or, to Seller's knowledge, ever has been a party;

                               (xv) the Company is not a party to any agreement,
                 contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G (or any comparable provision of state, local or foreign law);

                               (xvi) the  Company has not  received  any written
                 notice of any reassessment and, to Seller's knowledge, there are no proposed reassessments of any property owned or

790690.11
                                      -10-
                 leased by the Company or any other proposals that would increase the amount of any Tax for which the Company could be liable;

                               (xvii) the  Company  has not  agreed,  and is not
                 required, to make any adjustment under Code Section 481(a) (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise; and

                               (xviii)  no power of  attorney  is  currently  in
                 effect, and no Tax ruling has been requested of any governmental authority, with respect to any Tax matter relating to the Company.

           3.15 Employee Matters. (a) Schedule 3.15(a) sets forth as of the date hereof the name, date of hire, current annual compensation rate (including bonus and commissions), title, current base salary rate and accrued bonus and vacation of each present employee of the Company; and a list of any employment, managerial, advisory, consulting, collective bargaining and severance agreements; employee confidentiality or other agreements protecting proprietary processes, formulae or information; any employee handbook(s) and written employment policies; any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended; any affirmative action plans; and each employee benefit or compensation plan, agreement or arrangement covering present or former employees, consultants or directors of the Company, including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), stock purchase, stock option, fringe benefit, change in control, bonus and deferred compensation plans, agreements or funding arrangements (collectively, the "Benefit Plans"), whether sponsored, maintained or contributed to by the Company.

                     (b) For each Benefit Plan, except as set forth on Schedule 3.15(b), each of the following is true:

                               (i) if such Benefit  Plan is an employee  pension
                 benefit plan (as such term is defined in ERISA Section 3(2)) intended to qualify under the Code, is and since its inception has been so qualified and the Plan has received a favorable determination letter as to its qualification under the Code (or such a letter has been or will be applied for prior to expiration of the applicable remedial amendment period), and, to the knowledge of the Company and Seller, nothing has occurred, whether by action or failure to act, which could cause the loss of such qualification or which would result in material costs to the Company under the Internal Revenue Service's Closing Agreement Program, Voluntary Compliance Resolution Program or Administrative Policy Regarding Sanctions;

                               (ii) the financial statements of the Company reflect in all material respects all employee liabilities arising under such Benefit Plan in a manner satisfying the applicable requirements (if any) of Statement of Financial Accounting Standards ("SFAS") Nos. 87, 88, 106 and 112;

                               (iii) there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending, or to Seller's knowledge, threatened, and to Seller's knowledge, there are no facts which could give rise to any such material actions, suits or claims (other than routine claims for benefits in the ordinary course);


790690.11
                                      -11-

                               (iv) none of Seller,  the Company,  nor any other
                 party has, with respect to any such Benefit Plan, engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which could subject the Company or Questron to any Taxes, penalties or other material liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Sections 409 or 502(i);

                               (v) to the  knowledge  of the Company and Seller,
                 all Benefit Plans are in compliance in all material respects with ERISA and the Code;

                               (vi) all  contributions  and  insurance  premiums
                 required as of the Closing Date have been paid;

                               (vii) the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereunder, will not (pursuant to any "change-of-control provision" or otherwise) result in any additional (or otherwise modify or accelerate any existing or contingent) obligation or liability (with respect to accrued benefits or otherwise) to any such Benefit Plan, to any employee or former employee of the Company;

                               (viii) the transactions contemplated by this Agreement will not result in the payment or series of payments to any employee of the Company which is a "parachute payment" within the meaning of Section 280G of the Code; and

                               (ix) Seller has  delivered  to Questron  current,
                 accurate and complete copies of such Benefit Plan (including the plan document, trust agreement and other funding or insurance instruments relating thereto) and, to the extent applicable, copies of the most recent: (A) determination letter and any outstanding request for a determination letter; (B) Form 5500 with respect to the plan years ending in calendar years 1995, 1996 and 1997; (C) collective bargaining agreements or other such contracts; and (D) the general notification to employees of their "COBRA" rights under Code Section 4980B and ERISA Sections 601-609 and the form of letter(s) distributed upon the occurrence of a COBRA qualifying event for each Benefit Plan that is a "group health plan" as defined in Code
                 Section 5000(b)(1) and ERISA Section 607(1).

                     (c) Neither the Company nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") sponsors or maintains (and has not sponsored or maintained in the calendar years ending 1996, 1997 and 1998) an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA.

                     (d) Neither the Company nor any ERISA Affiliate contributes or is obligated to contribute (or in the past six years has been obligated to contribute) to a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

                     (e) The Company has no employee welfare benefit plans (within the meaning of ERISA Section 3(1)) which provide benefits beyond termination of employment except as required by applicable law.


790690.11
                                      -12-

                     (f) With  respect  to the  Company,  except as set forth on
Schedule 3.15(f), each of the following is true in all material respects:

                               (i) to the  knowledge  of the Company and Seller,
                 the Company is in compliance with all applicable laws and agreements respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, and there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to Seller's knowledge, threatened, or, to Seller's knowledge, is any investigation pending or threatened against the Company or any subsidiary relating to any employment matter, and, to Seller's knowledge, no basis exists for any such action, suit or legal, administrative, arbitration, grievance or other proceeding or governmental investigation;

                               (ii) there is no labor strike, dispute,  slowdown
                 or  stoppage  actually  pending  or,  to  Seller's   knowledge,
                 threatened against the Company;

                               (iii) none of the  employees  of the Company is a
                 member of or represented by any labor union and, there are no attempts of whatever kind and nature being made to organize any of such employees;

                               (iv) without limiting the generality of paragraph
                 (iii) above, no certification or decertification is pending or was filed within the past twelve months respecting the employees of the Company and no certification or decertification petition is being or was circulated among the employees of the Company within the past twelve months;

                               (v) no agreement (including any collective bargaining agreement), arbitration or court decision, decree or order or governmental order which is specifically directed or applicable to the Company and is binding on the Company in any material way limits or restricts the Company from relocating or closing any of its operations;

                               (vi)  the   Company  has  not   experienced   any
                 organized work stoppage in the last five years;

                               (vii) there are no administrative proceedings, lawsuits or complaints of discrimination (including but not limited to discrimination based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status) pending or, to Seller's knowledge, threatened, or to Seller's knowledge, is any investigation pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court, or is any complaint or internal investigation pending with regard to sexual or other harassment. There have been no audits of the equal employment opportunity practices or affirmative action practices of the Company and, to Seller's knowledge, no reasonable basis for any claim regarding such practices exists; and

                               (viii) there are no individual agreements, employment practices, policies or procedures, or other representations, warranties written or oral, which have been made by the Company to employees of the Company that commit QDL to retain them as employees for any period of time subsequent to the Closing, or to pay them severance if

790690.11
                                      -13-
                 they are not retained, except as otherwise provided by Law or as set forth on Schedule 3.15(f).

           3.16 Intellectual Property. Schedule 3.16 sets forth a list containing detailed information concerning (x) registered trademarks, trademark registrations and applications therefor, trade names, brand names, all service marks, service mark registrations and applications therefor, all registered trade dress rights, registrations and applications therefor, patents and patent applications, material registered copyrights, and applications therefor (including information as to expiration dates and federal registration numbers, date of registration or application for registration and the name in which registration was applied for of all the foregoing where applicable) presently owned or used, in whole or in part, by the Company or any subsidiary or for which the Company is licensed. Neither Seller nor the Company are licensors in respect of any patents, trade secrets, inventions, shop rights, copyrights or applications therefor, (y) all material computer software used by the Company in the conduct of its business and (z) all other trademarks and other marks, trade names and other trade rights and all other material trade secrets, material designs, plans, specifications, patents, patent applications and other intellectual property rights of any kind of the Company, whether or not registered, including, without limitation, all rights of the Company to exclusive use and ownership of the names "Capital Fasteners" or "Capital Fasteners Incorporated" and any and all other names associated with, derived from or used in connection with the conduct of the business (and all trade names listed on Schedule 3.16) (all of the items referred to in this clause (i) being "Intellectual Property Rights") and (ii) identifies any Intellectual Property Rights that any third party owns and that the Company uses or proposes to use in the business of the Company, and specifies whether such use is or will be pursuant to license, sublicense, agreement or permission. The Company owns (or, as set forth on Schedule 3.16, possesses enforceable licenses or other rights to use) all Intellectual Property Rights now used or proposed to be used in its business and has taken all reasonably necessary or appropriate action to protect the Intellectual Property Rights of the Company. Except as set forth on Schedule 3.16, no Person has a right to receive a royalty or similar payment in respect of any Intellectual Property Rights pursuant to any contractual arrangements entered into by the Company or otherwise. The Company has no licenses granted by or to it and no other agreements to which it is a party, relating to any of the Intellectual Property Rights except as set forth on Schedule 3.16, the Company has not received notice that the Company's use of the Intellectual Property Rights is interfering with infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property Rights, and no proceedings have been instituted against or notices received by the Company alleging that the Company's use or proposed use of any Intellectual Property Rights infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property Rights, which infringement or violation could have a Material Adverse Effect on the Company.

           3.17 Accounts Receivable. The accounts receivable appearing on the Reference Balance Sheet and all accounts receivable created since that date through the Closing Date represent in all material respects and will in all material respects represent valid obligations owing to the Company, have arisen from bona fide transactions in the ordinary course of business and are fully collectible by the Company within ninety (90) days of the Closing Date without cost to QDL, subject to the reserve for doubtful accounts appearing on the Reference Balance Sheet. If and to the extent that Questron or any Questron Indemnitee actually has recovered from Seller any Questron Losses under Article 8 hereof resulting from or arising out of a breach of the representation or warranty set forth in this Section 3.17 (insofar at it relates to collectibility of accounts receivable), then (i) if Questron or QDL thereafter receives payment in respect of such an accounts receivable from the debtor(s), then Questron or QDL, as the case may be, shall pay to Seller such amounts received in respect of such account receivable up to the amount previously paid by Seller to Questron (or any Questron Indemnitee) as a Questron Loss, and (ii) if Questron or QDL has not thereafter received payment in respect of such an accounts receivable from the debtor(s), then at

790690.11
                                      -14-
the written request of Seller, Questron will assign to Seller such accounts receivable with respect to which Seller has indemnified Questron (or any Questron Indemnitee) up to the amount previously paid by Seller to Questron (or any Questron Indemnitee) as a Questron Loss.

           3.18 Inventory. Except as set forth on Schedule 3.18, the inventories of raw materials, in-process and finished products of the Company are in good condition, conform in all material respects with the Company's applicable specifications and warranties, are not obsolete, and are saleable as of the date hereof at values not less than the book value amounts thereof. Adequate reserves have been provided for inventory obsolescence in the aggregate.

           3.19 No Material Change. Except as set forth on Schedule 3.19, since the Reference Balance Sheet Date, there has been no material adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations or business of the Company.

           3.20 Absence of Change or Event. Except as set forth on Schedule 3.20, since the Reference Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice and has not:

                     (a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in excess of $25,000 in the aggregate, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

                     (b) mortgaged, pledged or subjected to lien, restriction or any other Encumbrance any of the property, businesses or assets, tangible or intangible, of the Company, except for purchase money liens;

                     (c) sold, transferred, leased to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), including the payment of any loans owed, or the making of any loans, to any officer, director, Seller or other affiliate of the Company, except for inventory sold to customers or returned to vendors and payments to any non-affiliates on account of accounts payable or scheduled payments in respect of indebtedness for money borrowed disclosed on the Reference Balance Sheet or in the Schedules, or canceled, waived, released or otherwise compromised any debt or claim other than in the ordinary course of business, or any material right;

                     (d) suffered any damage, destruction or loss (whether or not covered by insurance) in an amount greater than $25,000;

                     (e) made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

                     (f)  instituted or  threatened  any  litigation,  action or
           proceeding  before  any  court,   governmental  or  regulatory  body,
           administrative agency or arbitrator relating to it or its property;

                     (g) issued, authorized for issuance or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Company, or declared or paid any dividend or made any other payment or distribution in respect of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or any option, warrant or other right to acquire such capital stock;

790690.11
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



                     (h) increased the compensation of any officer, director, employee or agent of the Company, directly or indirectly, including by means of any bonus, pension plan, profit sharing, deferred compensation, savings, insurance, retirement, or any other employee benefit plan, except in the case of any employee or agent whose annual base compensation is less than $50,000;

                     (i)  materially  changed any of its business or  accounting accrual practices, including, without limitation, the amount of promotional or advertising expenditures, investments, marketing, pricing, purchasing, production, personnel, sales, returns or budgets, accounts receivable or inventory reserves, or otherwise changed its policies with respect thereto;

                     (j) made or changed any election concerning Taxes or Tax Returns, changed an annual accounting period, adopted or changed any accounting method, filed any amended Return, entered into any closing agreement with respect to Taxes, settled any Tax claim or assessment or surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, contract, understanding, arrangement or plan;

                     (k) allowed any Permit (as hereinafter defined) relating to the business of the Company to lapse or terminate;

                     (l) materially amended or terminated or received any threat
           (not   subsequently   withdrawn)  to  terminate,   any  Contract  (as
           hereinafter defined);

                     (m) cancelled, compromised, waived or released any rights or claims (or series of related rights or claims) either (i) involving an affiliate of the Company or Seller, (ii) involving more than Ten Thousand Dollars ($10,000) or (iii) outside the ordinary course of business consistent with past practice;

                     (n) delayed or failed to repay when due any material obligation of the Company;

                     (o) failed to operate the business of the Company in the ordinary course consistent with past practice so as to use reasonable efforts to preserve the business and operations of the Company intact, to keep available to QDL the services of its employees, and to preserve for QDL the goodwill of the Company's suppliers, customers, distributors and others having business relations with it;

                     (p) granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights of the Company;

                     (q) lent to, or made other agreement with any Company employee outside the ordinary course of business consistent with past practice giving rise to any claim or right on its part against the Person or on the part of the Person against it;

                     (r) amended its articles of incorporation or bylaws or merged with or into or consolidated with any Person, subdivided, combined or in any way reclassified any shares of its capital stock, or changed or agreed to change the rights of its capital stock or the character thereof; or

                     (s) engaged in any other material transaction other than in the ordinary course of business.

790690.11
                                      -16-

           3.21 Compliance With Law. The operations and activities of the Company have complied and are in compliance in all respects with all applicable federal, state, local and foreign laws, statutes, rules, regulations, judicial and administrative decisions and consents, judgments, orders, awards, writs and decrees of any court, governmental or regulatory body, administrative agency or arbitrator, including, without limitation, health and safety statutes and regulations and all environmental laws, including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the environmental laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, the failure of which could have a Material Adverse Effect on the Company.

           3.22 Contracts and Commitments. (a) Schedule 3.22 sets forth each written contract or agreement involving a liability or obligation of the Company equal to or in excess of $10,000 annually and outstanding as of the date hereof to which the Company is a party, other than ordinary course of business purchase orders.

                     (b) Except as set forth on Schedule 3.22, the Company is not a party to:

                               (i) any written  arrangement (or group of related
                 written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other property or for the furnishing or receipt of services, including, without limitation, any customer or vendor contracts involving more than Ten Thousand Dollars ($10,000), excluding customer purchaser orders in the ordinary course of business and excluding arrangements which are terminable by the Company without penalty on 30 days or less notice;

                               (ii) any written arrangement (or group of related
                 written arrangements) concerning a partnership or joint venture with any other Person;

                               (iii) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than Ten Thousand Dollars ($10,000), in principal amount or under which it has imposed (or may impose) a security interest or lien on any of its assets, tangible or intangible;

                               (iv) any written arrangement (or group of related
                 written    arrangements)    concerning    confidentiality    or
                 non-competition arrangements;

                               (v) any written arrangement with any of its directors, officers, stockholders or employees in the nature of a collective bargaining agreement, employment agreement or severance agreement;

                               (vi) any written arrangement with any of its directors, officers, Seller or employees or any member of any such Person's immediate family (x) providing for the furnishing of material services by, (y) providing for the rental of material real or personal property from, or (z) otherwise requiring material payments to (other than for services as officers, directors or employees of the Company), any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a Seller, officer, director, trustee or partner;


790690.11
                                      -17-

                               (vii) any other written  arrangement (or group of
                 related written arrangements) under which the consequences of a default or termination could have a Material Adverse Effect on the Company;

                               (viii) any other written arrangement (or group of
                 related written arrangements) involving aggregate payments of more than Ten Thousand Dollars ($10,000) annually or not entered into in the ordinary course of business consistent with past practice; or

                               (ix) any oral contract, agreement, past or present practice or policy, or other arrangement with respect to any of the matters referred to in the foregoing clauses (i) through (ix) and any proposal (oral or written) to enter into any contract, agreement or other arrangement with respect to any of the matters referred to in the foregoing clauses (i) through (ix).

                     (c) The Company has delivered to QDL and/or Questron a correct and complete copy of each written arrangement listed in Schedule 3.22 and has included as part of Schedule 3.22 a brief summary of any oral contracts, agreements or other arrangements and any proposals (oral or written) to enter into any such contracts, agreements or other arrangements. Except as set forth on Schedule 3.22, with respect to each written arrangement listed, (A) the written arrangement is legal, valid, binding, and enforceable obligation of the Company (assuming due authorization, execution and delivery thereof by the parties thereto (other than the Company and Seller), and except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and is in full force and effect; (B) the written arrangement will continue to be legal, valid binding obligation of the Company and enforceable (except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law) and is in full force and effect on identical terms following the Closing Date; and (C) to the Company's and Seller's knowledge, no party has repudiated any term of the written arrangement.

                               (i) No purchase  contracts  (other than inventory
                 purchase commitments) of the Company continue for a period of more than 12 months; and

                               (ii) Except as described in item (hh) of Schedule
                 3.22, the Company has no material liability or material obligation with respect to the return of inventory or merchandise in the possession of distributors, customers or other Persons.

           3.23 Insurance. (a) Schedule 3.23 sets forth (i) the policies of insurance presently in force and, without restricting the generality of the foregoing, those covering the Company's public and product liability and its personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations, specifying with respect to each such policy the name of the insurer, type of coverage, term of policy, limits of liability and annual premium; (ii) the Company's premiums, deductibles and losses in excess of $25,000, by year, by type of coverage, for the calendar years 1996, 1997 and 1998 based on information received from the Company's insurance carrier(s); (iii) all outstanding insurance claims in excess of $10,000 by the Company for damage to or loss of property or income which have been referred to insurers or which Seller believes to be covered by commercial insurance; (iv) general comprehensive liability policies carried by the Company for the calendar years 1996, 1997 and 1998, including excess liability policies; and (v) any agreements, arrangements or commitments by or relating to the Company under which the Company indemnifies any other Person or is required to carry insurance for the benefit of any

790690.11
                                      -18-
other Person.   Seller has heretofore delivered to Questron complete and correct copies of the policies and agreements set forth on Schedule 3.23.

                     (b) The  insurance  policies set forth on Schedule 3.23 are in full force and effect, all premiums which are due with respect thereto covering all periods up to and including the date of the Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and all agreements to which the Company is a party; are valid, outstanding and enforceable policies; will remain in full force and effect through the respective dates set forth on Schedule 3.23; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion where such default or failure to give notice or present a claim could have a Material Adverse Effect on the Company. The Company has not been refused any insurance with respect to the respective assets or operations of the Company, nor has any such coverage been limited, by any insurance carrier to which the Company has applied for any such insurance or with which the Company has carried insurance during the calendar years 1996, 1997 and 1998. The Company has not received any notice from its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on
Schedule 3.23 will not be available in the future on substantially the same terms as now in effect.

           3.24 Affiliate Interests. (a) Except as set forth in Schedule 3.24, no payments other than compensation payments during calendar years 1996, 1997 and 1998, have been made by the Company to Seller or any officer or director of the Company, other than reimbursement of business expenses in the ordinary course of business.

                     (b) Except as set forth on Schedule 3.24, no Seller, officer or director of the Company or any affiliate of Seller (in each case, or any family member thereof) (i) has any interest, directly or indirectly, in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company, (ii) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of companies which are publicly held and traded), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company, or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims arising in the ordinary course of business arising from such Person's employment with the Company and indebtedness described in Section 6.7 hereof.

           3.25 Customers, Suppliers, Distributors, Etc. (a) Except as set forth on Schedule 3.25(a), and except for the loss of such other customers or relationship that will not have a Material Adverse Effect on the Company, no such supplier, customer, distributor or sales representative of the Company has cancelled or otherwise terminated, or made any written threat to the Company or to any of their affiliates to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated hereby, its relationship with the Company or to reduce sales volumes below those presently existing, or has at any time on or after the Reference Balance Sheet Date decreased materially its services or supplies to the Company or its usage of the services or products of the Company or made any written claim that any item sold by the Company failed to meet any specification with respect thereto or were otherwise defective other than in the ordinary course of business or where such claim does not involve an amount in excess of Ten Thousand Dollars ($10,000). Except as set forth on Schedule 3.25(a), the Company and Seller have no knowledge that any such supplier or customer intends to cancel or otherwise

790690.11
                                      -19-
terminate its relationship with the Company or to decrease materially its services or supplies to the Company or their usage of the services or products of the Company, as the case may be. Except as set forth on Schedule 3.25(a), the Company has not sold goods to be delivered after Closing to any customer on a consignment basis, and the Company has not agreed with any customer of the Company to sell goods to it to be delivered after Closing at either a discounted price or at a price which includes any type of allowance for the cost of the customer's advertising.

                     (b) Schedule 3.25(b) sets forth the customer sales history of the 10 largest customers of the Company, by dollar volume, for each of 1997 and 1998. Such information is true and complete.

                     (c) Schedule 3.25(c) sets forth a complete and accurate list of suppliers of the Company from whom the Company has made aggregate purchases of in excess of $25,000 during any of the calendar years ended December 31, 1996, 1997 and 1998, showing the approximate total purchase by the Company from each such supplier during such fiscal year.

           3.26 Previous Sales; Warranties; Product Liability. Except as set forth on Schedule 3.26, since January 1, 1993, the Company has not received any written notice or claim that it has breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services, except for such breaches as would not have or cause a Material Adverse Effect on the Company.

                     (a) Schedule 3.26(a) sets forth all warranty claims for amounts in excess of Fifteen Thousand Dollars ($15,000), individually, asserted in writing against the Company, together with the actual or estimated cost of repair or replacement, (i) outstanding as of the date hereof, and (ii) for each of the two fiscal years ended December 31, 1997 and 1998.

                     (b) Schedule 3.26(b) contains a complete and correct list of (i) product liability claims made against the Company since December 31, 1996 and (ii) any amounts paid by the Company or its insurance company with respect to such claims. Except as set forth on Schedule 3.26(b), there is no Action, suit, inquiry, proceeding or investigation by or before any Governmental
Authority  pending  or,  to the  knowledge  of  Seller,  threatened  against  or involving the Company relating to any product manufactured or sold by the Company and alleged to have been defective, or improperly designed or manufactured.

           3.27 Additional Information. Schedule 3.27 accurately lists the following (Schedule 3.27 may be revised as of immediately prior to the Closing to account for any changes):

                     (a) the names of all officers and directors of the Company;

                     (b) the names and addresses of every bank or other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

                     (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

                     (d) the names of any Persons holding powers of attorney from the Company and a summary statement of the terms thereof; and


790690.11
                                      -20-

                     (e) all names under which the Company has conducted any part of the business or which it has otherwise used at any time during the past five years.

           3.28 Claims Under Stock Redemption Agreement. No claims for indemnification have been made and, to the knowledge of the Company and Seller, no claims for indemnification have been threatened against the Company under the Indemnification provisions of the Stock Redemption Agreement, dated as of March 24, 1997 (the "Stock Redemption Agreement"), by and among Seller, the Company and Norman G. Yates ("Yates").

           3.29 Environmental Matters. For the purposes of this Section the following terms shall have the following meanings: (i) the term "Hazardous
Material" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined, determined or identified as a hazardous material, hazardous waste, hazardous substance, toxic substance, pollutant or contaminant under any Environmental Law, or which is toxic, explosive, corrosive, ignitable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or is harmful to human health or the environment, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product; (ii) "Environmental Laws" shall collectively mean all present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, codes, licenses, Permits, decrees, judgments, directives, guidelines, standards or the equivalent of or by any governmental authority and relating to or addressing the protection of the environment or human health (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601 et seq.), and the regulations adopted and publications promulgated pursuant thereto); and (iii) the term "governmental authority" shall mean the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

                     Except as set forth in Schedule 3.29, Seller warrants and represents that: (i) neither the Company nor, to the best of Seller's knowledge, any prior owner or any user or tenant or operator of the Real Property, has generated, stored, treated, disposed of, used, caused to be used, or permitted the use of Hazardous Materials in, on or about the Real Property in violation of Environmental Laws; (ii) the Company is in compliance, in all material respects, with all applicable Environmental Laws; (iii) the Company has secured all Permits, authorizations, registrations and approvals necessary for the storage, use or handling of Hazardous Materials and is in compliance therewith; (iv) there are no pending claims by any governmental authority or any other person in respect of Environmental Laws affecting the Company or the Real Property and neither Seller nor the Company has received any written notice of any violations of any Environmental Laws or has received any written warning notices, administrative complaints, judicial complaints or other formal or informal notices from any person alleging that the Company or conditions on the Real Property are, or may be, in violation of any Environmental Laws; (v) there is not now, nor, to the best of Seller's knowledge, has there ever been, any disposal, discharge or other type of release on property adjacent to or near the Real Property or to the surface or ground water flowing to the Real Property which may constitute a risk of contamination to the Real Property; and (vi) to the knowledge of Seller, no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material by the Company or from the Real Property has occurred at, into, onto or under any other property which may give rise to liability under any Environmental Law.

           3.30  Absence  of  Questionable  Payments.  Except  as set  forth  on
Schedule 3.30, neither the Company nor, to Seller's knowledge, any director, officer, agent, employee or other Person acting on

790690.11
                                      -21-
behalf  of the  Company  has used any  corporate  or other  funds  for  unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Neither the Company nor, to Seller's knowledge, any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts or expenditures.

           3.31  Investment Intent. Seller

                               (i) represents and warrants that the shares of Questron Common Stock representing the Initial Stock
                 Consideration and the Deferred Stock Consideration (such securities being herein referred to collectively as the "Securities") are being acquired as an investment and not with a view to the distribution thereof;

                               (ii) understands that none of the Securities have
                 been registered under the Act, in reliance on an exemption therefrom, and that none of the Securities have been approved or disapproved by the United States Securities and Exchange Commission or by any other Federal or state agency;

                               (iii) understands that none of the Securities can
                 be sold, transferred or assigned unless registered by Questron (which no Seller has the right to compel) pursuant to the Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for Seller to liquidate its investment in the Securities, and agrees not to sell, assign or otherwise transfer or dispose of the Securities unless such Securities have been so registered or an exemption from registration is available;

                               (iv) acknowledges that all documents, records and
                 books pertaining to Questron and its business (including, but not limited to, the following documents which have been provided to, and reviewed by, Seller: (a) Questron's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995, 1996 and 1997, (b) Questron's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1997, June 30, 1997, September 30, 1997, March 31, 1998, June 30, 1998 and
                 September 30, 1998, (c) Questron's Proxy Statement, dated May 5, 1998, relating to its 1998 Annual Meeting of Shareholders),
                 (d) Questron's Current Reports on Form 8-K and Form 8-K/A filed on October 7, 1997, December 5, 1997, October 8, 1998 and December 8, 1998, and (e) all written press releases issued and released by Questron since December 31, 1998, respectively, have been made available to Seller and Seller's attorney and/or accountant and/or representative. Seller has had an opportunity to ask questions and receive answers from Questron concerning the business and assets of Questron and all such questions have been answered to the full satisfaction of Seller; and

                               (v) is an  accredited  investor,  as that term is
                 defined in Regulation D under the Act.

           3.32 Disclosure. (a) No representations or warranties by Seller and the Company in this Agreement, including the Exhibits and the Schedules, and no statement contained in any document (including, without limitation, the financial statements, certificates and other writings furnished or to be furnished by Seller or the Company to Questron or any of its representatives pursuant to the provisions

790690.11
                                      -22-
hereof or in connection with the transactions contemplated hereby), contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. There is no fact known to Seller which has a Material Adverse Effect on the Company which has not been set forth in this Agreement, including any Exhibit or Schedule, the financial statements referred to in Section 3.12 (including the footnotes thereto), any schedule, exhibit, or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Seller or the Company in connection with the transactions contemplated by this Agreement.

                     (b) Seller has furnished or caused to be furnished to Questron complete and correct copies of all agreements, instruments and documents set forth in the Schedules. Each of the Schedules is true, complete and correct.


                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF QDL AND QUESTRON

                     QDL and Questron jointly and severally represent and warrant to Seller that:

           4.1 Organization. Each of QDL and Questron is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Each of QDL and Questron has all requisite corporate power and authority to carry on its respective business as now being conducted and to own its respective properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a Material Adverse Effect on such entity.

           4.2 Corporate Authority; Due Execution. Each of QDL and Questron has full corporate power and authority to enter into this Agreement and all other agreements, documents and instruments contemplated by this Agreement to which it is party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of QDL and Questron of this Agreement and all other agreements, documents and instruments contemplated by this Agreement to which it is party have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other agreements, documents and instruments contemplated by this Agreement to which it is party will be as of the Closing Date, duly executed and delivered by each of QDL and Questron, and (assuming due execution and delivery by Seller and the Company) this Agreement constitutes, and each of such other agreements when executed and delivered will constitute, a valid and binding obligation of each of QDL and Questron, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

           4.3 No Violation. Neither QDL nor Questron is subject to or bound by any provision of:

                     (a) any law, statute, rule, regulation or judicial or administrative decision,

                     (b) any certificate of incorporation or by-laws,

                     (c) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, Permit, trust, custodianship or other restriction, or

790690.11
                                      -23-

                     (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent or be violated by, or under which there would be a default as a result of, the execution, delivery and performance by QDL or Questron of this Agreement and the consummation of the transactions contemplated hereby. No consent, approval or authorization of or declaration or filing with any Person is required for the valid execution, delivery and performance by QDL and Questron of this Agreement and the consummation of the transactions contemplated hereby.

           4.4 Investment Intent. QDL is acquiring the Shares for its own account for investment and not with a view to any distribution thereof. In entering into this Agreement, QDL and Questron have relied solely on the express representations, warranties and covenants of Seller in this Agreement, its independent investigation of the Company, including its independent audit of the Company's books and records, and not on any oral comments or statements of Seller or any representatives of or advisors engaged by Seller.


           4.5 SEC Documents. Questron has furnished Seller with, or made available to Seller, copies of the following reports (the "SEC Documents") filed by Questron with the United States Securities and Exchange Commission (the "SEC"):

                     (a) Questron's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995, 1996 and 1997;

                     (b) Questron's Quarterly Reports on Form 10-QSB for the quarterly periods ending March 31, 1997, June 30, 1997, September 30, 1997, March 31, 1998, June 30, 1998 and September 30, 1998;

                     (c) Questron's Proxy Statement, dated May 5, 1998, relating to its 1998 Annual Meeting of Shareholders;

                     (d) Questron's Current Reports on Form 8-K and 8-K/A filed on October 7, 1997, December 8, 1997, October 8, 1998 and December 8, 1998, respectively; and

Each of the SEC Documents, as of its respective date of filing, complied in all material respects with the applicable requirements of the Exchange Act. Questron is current in its obligations to file all periodic reports and proxy statements with the SEC required to be filed under the Exchange Act and applicable rules and regulations promulgated thereunder. As soon as practicable following its date of filing, Questron covenants to provide to Seller a copy of Questron's Annual Report on Form 10-QSB for the fiscal year ended December 31, 1998.

           4.6 Questron Common Stock. All shares of Questron Common Stock representing the Initial Stock Consideration, the Deferred Stock Consideration and, if applicable, the Optional Deferred Stock Consideration delivered to Seller pursuant to this Agreement, when issued as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable.



790690.11
                                      -24-

                                    ARTICLE 5

             CERTAIN COVENANTS AND AGREEMENTS OF SELLER AND QUESTRON

           5.1 Conduct of Business Prior to the Closing Date. Seller and the Company agree with QDL and Questron that, between the date hereof and the Closing Date:

                     (a) Except as contemplated by this Agreement or permitted by written consent of Questron, Seller shall cause the Company to operate its business only in the ordinary course consistent with prior practice and not to:

                               (i) declare or pay any dividends, make any distributions to Seller or undertake any similar transactions affecting the capital of the Company;

                               (ii) sell or dispose of any assets of the Company
                 other than the sale of inventory in the ordinary course of business and dispositions of immaterial assets;

                               (iii) take any action of the nature  referred  to
                 in Section 3.20, except as permitted therein;

                               (iv) change the Company's banking or safe deposit
                 arrangements;

                               (v) cause or permit indebtedness (which for purposes of this clause (v) shall be deemed to exclude trade payables consisting of accounts payable, deferred taxes and accrued expenses) in excess of the indebtedness represented by Stated Net Debt of the Company to exceed $10,000; provided, further, that no such indebtedness of the Company shall represent indebtedness to Seller, officers or directors of the Company; or

                               (vi) except  as  may  be  required  by law,  take
                 any action to amend or terminate any employee benefit plan or adopt any other plan, program, arrangement or practice providing new benefits or compensation to its employees.

                     (b) Seller and the Company shall use their  reasonable best efforts to conduct the business of the Company in a manner consistent with past business practices; to preserve the business organization of the Company intact; to keep available to Questron the services of the present officers and employees of the Company; to preserve for Questron the goodwill of the Company's suppliers, customers, distributors, sales representatives and others having business relations with the Company; and to inform Questron of, and consult with Questron on, any key decisions involving any capital expenditure in excess of $50,000.

                     (c) Seller shall cause the Company to maintain in force the insurance policies referred to on Schedule 3.23 or insurance policies providing the same or substantially similar coverage; provided, however, that Seller will notify Questron prior to the expiration of any of such insurance policies.

                     (d) Except as contemplated by this Agreement or permitted by written consent of Questron, no Benefit Plan disclosed or required to be disclosed has been or will be:

                               (i) terminated by the Company other than for expiration of its terms;

790690.11
                                      -25-

                               (ii) except as  required  by law,  amended in any
                 manner which would directly or indirectly increase the benefits accrued in a material amount, by any participant thereunder; or

                               (iii) except as required by law, amended in any manner which would materially increase the cost to Questron or QDL of maintaining such plan, fund or arrangement.

                     (e) Seller and the Company shall give Questron prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty of Seller or the Company of which Seller have knowledge, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of Seller contained in this Agreement.

           5.2 Tax Covenants. (a) Seller shall timely cause to be prepared and filed by the Company all Returns of the Company relating to Pre-Effective Date Periods and shall timely pay, or cause to be paid by the Company, when due all Taxes relating to such Returns filed on or before the Closing Date. With respect to any such Taxes relating to Returns for Pre-Effective Periods that are payable subsequent to the Closing Date, to the extent that such Taxes exceed the amount of tax liabilities identified on Schedule 1.2, Seller shall timely pay, or cause to be paid on behalf of the Company, such Taxes when due or Seller shall pay, or cause to be paid, to the Company in advance of such due dates all amounts owed relating to such Returns in order to allow the Company to pay such Taxes in a timely manner. Such Returns shall be prepared or completed in a manner consistent with prior practice of Seller and the Company with respect to Returns concerning the income, properties or operations of the Company (including elections and accounting methods and conventions), except as otherwise required by law or regulation or otherwise agreed to by Questron prior to the filing thereof, subject to the proviso of the preceding sentence.

                     (b) Questron and Seller shall cooperate with each other in responding to any audit or proceeding relating to any Returns (including any proceeding relating to the Company for Pre-Effective Date Periods). Notwithstanding anything to the contrary contained or implied in this Agreement,
(i) without the prior written approval of Questron (which shall not be unreasonably withheld or delayed), neither Seller nor any affiliate of Seller shall agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any Tax liability, to the extent that any such compromise, settlement, consent or agreement shall materially affect the Tax liability of Questron, any of its affiliates or the Company (including, but not limited to, the imposition of Tax deficiencies, the material reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of material amortization or depreciation deductions, or the material reduction of loss or credit carry-forwards).

                     (c) Questron shall promptly notify Seller upon receipt by Questron, any affiliate of Questron or the Company of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of the Company, in each case for Pre-Effective Date Periods only, so long as Pre-Effective Date Periods remain open; provided, however, that failure by Questron to comply with this Section 5.2(c) shall not affect Questron's right to indemnification relating to Taxes if such failure does not prejudice the rights of Seller. Seller shall promptly notify Questron upon receipt by Seller or any affiliate thereof of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of the Company, in each case for Pre-Effective Date Periods only.


790690.11
                                      -26-

                     (d) Neither Seller nor any affiliate of Seller shall, without the prior written consent of Questron, file, or cause to be filed, any amended Tax return or claim for Tax refund, with respect to the Company, to the extent that any such filing shall materially affect the Tax liability of Questron, any of its affiliates or the Company (including, but not limited to, the imposition of Tax deficiencies, the material reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of material amortization or depreciation deductions, or the material reduction of loss or credit carry-forwards).

                     (e) Any and all powers of attorney relating to Tax matters concerning the Company shall be terminated as to the Company on or prior to the Closing Date and shall have no further force or effect.

                     (f) After the Closing Date, Questron and Seller shall provide each other, and Questron shall cause the Company to provide Seller, with such cooperation and information relating to the Company as either party reasonably may request in (A) filing any Tax return, amended return or claim for refund, (B) determining any Tax liability or a right to refund of Taxes, (C) conducting or defending any audit or other proceeding in respect of Taxes or (D) effectuating the terms of this Agreement. The parties shall retain, and Questron shall cause the Company to retain, all returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitation (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such returns and other documents relate and, unless such returns and other documents are offered and delivered to Seller or Questron, as applicable, until the final determination of any Tax in respect of such years. Any information obtained under this Section
5.2 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax return, amended return, or claim for refund, determining any Tax liability or right to refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes. Notwithstanding the foregoing, neither Seller nor Questron, nor any of their affiliates of either such entity, shall be required unreasonably to prepare any document, or determine any information not then in its possession, in response to a request under this Section 5.2(f).

                     (g) Questron shall have received from Seller, on or before the Closing Date, an affidavit to the effect that Seller is not a "foreign person" within the meaning of Code Section 1445. If, on or before the Closing Date, Questron shall not have received such affidavit from Seller, Questron may withhold from the Initial Cash Consideration payable at the Closing to such Seller pursuant hereto such sums as are required to be withheld therefrom under
Section 1445 of the Code.

                     (h) Seller shall be liable for, and shall pay when due, (i) any transfer, gains, documentary, sales, use, registration, stamp, value added or other similar Taxes payable by reason of the transactions contemplated by this Agreement or attributable to the sale, transfer or delivery of the Shares hereunder, and (ii) other Taxes imposed on Seller or any former shareholder of the Company for which Questron or the Company is held liable. Seller shall, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes described in the preceding sentence.

           5.3 Expenses and Finder's Fees. Except as set forth in this Section 5.3, Questron and Seller will each bear their own expenses in connection with this Agreement and its performance. Seller, on the one hand, and Questron, on the other hand, each represent and warrant to the other that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on in such a manner as not to give rise to any valid claims against the other party or the Company for a brokerage commission, finder's fee or other like payment. Upon delivery by Seller to Questron of a schedule detailing its reasonable out-of-pocket expenses, including labor expenses of Company personnel, accounting and other

790690.11
                                      -27-
expenses, incurred in connection with conducting and preparing the 1998 Audit, Questron agrees that, no later than the Closing Date, it will reimburse Seller for all (up to a maximum of $25,000) of such reasonable out-of-pocket expenses.

           5.4 Access to Information and Confidentiality/1998 Audit. Seller and the Company agree that until the Closing, Questron and Seller may conduct such reasonable investigation with respect to the business, business prospects, assets, liabilities (contingent or otherwise), results of operations, employees and financial condition of the other as will permit Questron and Seller, respectively, to evaluate the transactions contemplated by this Agreement. Until the Closing, Seller shall afford Questron and its authorized representatives reasonable access to the premises, books, records and business affairs of the Company (and, to the extent directly relating thereto, of Seller) for purposes of (i) conducting such investigation and, promptly after the end of each month (without demand or notice), shall furnish Questron with copies of an unaudited balance sheet as of the end of such month and unaudited statements of income for such month, in each case prepared consistent with the standards set forth in the second sentence of Section 3.12(a) and (ii) conducting an audit and preparing audited financial statements (the "1998 Audit") of the Company's financial position as at and for the year ended December 31, 1998 (which audited financial statements the Company and Seller agree may be disclosed by Questron for purposes of satisfying the financing condition set forth in Section 6.8.). The Company and Seller agree to cooperate with Questron and its representatives in the conduct of the 1998 Audit. Unless and until the transactions contemplated herein have been consummated, each of Questron and Seller shall maintain all confidential information received from the other in connection with its evaluation of the transactions contemplated by this Agreement (the "Confidential Information") in strict confidence, and shall take all precautions necessary to prevent disclosure, access to, or transmission of the Confidential Information, or any part thereof, to any third party. Each of Questron and Seller may make limited disclosure of Confidential Information to its representatives and to such other persons as need to know for the purpose of preparing for and negotiating this Agreement and in connection with the consummation of the purchase and sale contemplated hereby, including arranging Questron's financing in connection with the purchase, provided such persons are informed of and bound by Questron's confidentiality obligations hereunder. In the event the Closing does not occur for any reason, each of Questron and Seller shall, promptly upon the other's request, return all copies and recordings of the Confidential Information in its possession or under its control and delete all records thereof in any data storage system maintained by it. For the purposes of this
Section 5.4, Confidential Information shall not include information which (a) the holder can reasonably demonstrate was already in the holder's possession, provided that such information is not known by the holder to be subject to another confidentiality agreement with, or other obligation of secrecy to another party, (b) becomes generally available to the public other than as a result of a disclosure by the holder or the holder's directors, officers, employees, agents or advisors, or (c) becomes available to the holder on a non-confidential basis from a source other than Seller or its advisors, provided that such source is not known by the holder to be bound by a confidentiality agreement with, or other obligation of secrecy to another party. Nothing contained in this Section 5.4 or otherwise shall prohibit the holder from making disclosure of Confidential Information to the extent required by law, rule or regulation, provided that the holder shall give the other prior notice as to the nature of the required disclosure so as to provide the other the opportunity to challenge the need for such disclosure.

           5.5 No Solicitation. Seller and the Company shall not, and each shall direct their respective affiliates, representatives and agents and the Company's officers and employees, not to, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any non-public information to, any Person concerning any merger, sales of substantial assets, sales of shares of capital stock or similar transactions involving the Company or enter into any agreement with respect

790690.11
                                      -28-
thereto. Seller will promptly communicate to Questron the terms of any proposal which it may receive in respect of all such transactions prohibited by the foregoing.

           5.6 Press Releases. Except as required by law or stock exchange or NASDAQ regulation, any public announcements by any party regarding the transactions contemplated hereby shall be made only with the consent of the other parties.

           5.7 Transitional Assistance. Seller shall reasonably cooperate with and assist Questron in the orderly transfer of the business of the Company after the Closing Date. Such cooperation and assistance shall include, but not be limited to, the physical transfer of any books, records and computer software of the Company.

           5.8 Conditions. Seller shall use its best efforts to fulfill or cause the fulfillment of the conditions set forth in Article 6. Questron shall use its best efforts to fulfill or cause the fulfillment of the conditions set forth in
Article 7.

           5.9 Rule 144. Following the Closing Date, Questron agrees to use commercially reasonable efforts to cooperate with Seller with respect to permitted sales of Questron Common Stock by Seller under Rule 144 of the Exchange Act, including, without limitation, filing on a timely basis all reports required under the Exchange Act.

           5.10 SEC Filings. Questron will provide Seller with copies of all reports filed by Questron under the Act and the Exchange Act subsequent to the date hereof and prior to the Closing Date.

           5.11 Purchase of Vehicles. Prior to the Closing, the Company and Seller may transfer to Seller title and possession of the vehicles listed on
Schedule 5.11 on the terms set forth on such Schedule 5.11.

           5.12 Employee Benefits. After the Closing, Questron shall cause the Company to allow all employees of the Company to carry over their years of service to the Company for purposes of vesting and qualifying for employee benefits provided by Questron and the Company including, without limitation, profit-sharing plans, insurance, retirement plans and vacation accruals.

           5.13 Personal Items. Upon termination of Seller's employment with the Company for any reason, Seller shall be entitled to remove, during normal business hours and under supervision of a representative of the Company, all personal and other items and furnishings owned by Seller currently located in Seller's office and in the adjoining conference room from the Company's premises without compensation to the Company.

           5.14 Balance Sheets. (a) The Company and Seller, at the Company's cost and expense, shall prepare and deliver to Questron, for its review and approval, as soon as practicable, but in no event later than five days prior to the Closing, (i) an unaudited balance sheet of the Company as at March 31, 1999 (the "March 31, 1999 Balance Sheet"), which shall be prepared on a basis consistent with the December 31, 1998 Audited Balance Sheet and (ii) Seller's calculation, set forth in reasonable detail, of Stated Net Debt and Net Operating Assets at March 31, 1999.

                     (b) Questron, at its cost and expense, shall cause to be prepared and delivered to the Company, for its review and approval, as soon as practicable, (i) an audited balance sheet of the Company as at December 31, 1998 (the "December 31, 1998 Audited Balance Sheet"), which shall be prepared on

790690.11
                                      -29-
a basis consistent with generally accepted accounting principles, and (ii) Questron's calculation, set forth in reasonable detail, of Net Operating Assets at December 31, 1998.

                     (c) In the event that either (x) Questron disputes Seller's calculation of Stated Net Debt and/or Net Operating Assets at March 31, 1999 (or the March 31, 1999 Balance Sheet itself), and/or (y) the Company disputes Questron's calculation of Net Operating Assets at December 31, 1998 (or the December 31, 1998 Audited Balance Sheet itself), such party shall notify the other in writing of the nature of its dispute within three (3) days of its receipt of notice from the other (a "Dispute Notice"). If the parties are unable to agree upon such amounts within two (2) days after delivery of a Dispute Notice, then the parties shall attempt to mutually agree on an independent public accounting firm ("Accountant") who shall determine the disputed amounts or items. If the parties are unable to agree upon a single Accountant within one
(1) day after delivery of the Dispute Notice, then each of the Company, on the one hand, and Questron, on the other, shall select an Accountant and within two
(2) days of their appointment, the two Accountants shall select a third Accountant. The determination(s) of the single Accountant or the average of two of the three applicable disputed amounts or items determined by the three Accountants which are closest in amount, as the case may be, shall be determined as soon as practicable and shall be final and binding upon the parties. The expenses of the determination of disputes amounts or items by the Accountant(s) shall be shared equally by Questron or QDL, on the one hand, and Seller, on the other.

           5.15 HSR Act and Other Filings. As promptly as practicable after the execution of this Agreement, each party shall, in connection with the others, make or cause to be made any filing or filings required to be made in connection with the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with the Federal Trade Commission and the Antitrust Division of the Department of Justice (and shall request the early termination of any applicable waiting periods in connection therewith), and, as promptly as practicable from time to time thereafter, each party shall make or cause to be made all such further filings and submissions, and take or cause to be taken such further action, as may reasonably be required in connection therewith. Each party agrees promptly to provide the other party or parties with copies of all final consent, approval, termination or confirmation letters provided to such party pursuant to filings made under this section.


                                    ARTICLE 6

                    CONDITIONS PRECEDENT OF QDL AND QUESTRON

           QDL and Questron need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled or waived by QDL or Questron in their sole discretion on or prior to the Closing:

           6.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of Seller contained in this Agreement and in any certificate or document delivered to Questron pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true in all material respects as of such date, and (b) Seller shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or on the Closing Date, and Questron shall have been furnished with certificates of Seller, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this Section 6.1.

790690.11
                                      -30-

           6.2 Due Diligence. Questron shall have completed, to its sole satisfaction, its due diligence investigation of the Company.

           6.3 Opinion of Counsel. Questron shall have been furnished with an opinion dated the Closing Date of Wyatt Early Harris & Wheeler, L.L.P., counsel for Seller and the Company, in substantially the form attached hereto as Exhibit C.

           6.4 No Actions. No action, suit, or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Questron, Seller, the Company or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

           6.5 Consents. All consents of third parties, including, without limitation, any and all consents required by Section 5.10 above and any other consents required by any other governmental authorities or non-governmental self-regulatory agencies, and all filings with and notifications of governmental authorities (including any and all filings required by Section 5.10 above), regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of Questron, Seller or the Company necessary on the part of Questron, Seller or the Company, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the continued operation of the respective businesses of Questron and the Company in substantially the same manner immediately after the Closing Date as theretofore conducted, other than routine post-closing notifications or filings, shall have been obtained or effected or any applicable waiting period shall have expired or terminated.

           6.6 Employment Agreement. James R. Gilchrist shall have executed and delivered an Employment Agreement substantially in the forms attached as Exhibit D hereto (together with the "Restrictive Letter" and any other exhibits attached thereto, the "Employment Agreement").

           6.7 Outstanding Seller Loans. Except with respect to the Company guaranty(ies) described on Schedule 6.7, any outstanding loans from or guarantees by the Company to or for the benefit of Seller shall have been satisfied and discharged or otherwise have terminated or been canceled, and Seller and the Company shall have delivered to Questron satisfactory evidence thereof.

           6.8 Financing. Questron shall have obtained financing on terms reasonably satisfactory to it in an amount sufficient to pay the purchase consideration contemplated by Section 1.2 and fees and expenses related to the transactions contemplated by this Agreement.

           6.9 Material Adverse Change. There shall have been no material adverse change in the financial conditions, assets, liabilities (contingent or otherwise), results of operations or business of the Company since December 31, 1998.

           6.10 Releases. QDL and Questron shall have received UCC-3 Termination Statements, payoff letters or other evidence satisfactory to QDL and Questron that each of the security interests held by the parties identified on Schedule 3.8(b), other than that held by Yates, have been released. In addition, Questron and QDL shall have received a written release, in form and substance satisfactory to Questron and QDL, releasing the Company from any and all guarantees of obligations of Seller (or any of his

790690.11
                                      -31-
affiliates), including, without limitation, the Company's guarantee in favor of First Citizens Bank referred to on Schedule 3.20 and 6.7.


                                    ARTICLE 7

                 CONDITIONS PRECEDENT OF THE COMPANY AND SELLER

           The  Company  and  Seller  need  not  consummate   the   transactions
contemplated hereby unless the following conditions shall be fulfilled or waived by the Company or Seller in their sole discretion on or prior to the Closing:

           7.1 Representations and Warranties. Except as otherwise contemplated or permitted by this Agreement, (a) the representations and warranties of Questron and QDL contained in this Agreement or in any certificate or document delivered to Seller pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects, and
(b) Questron and QDL shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, and Seller shall have been furnished a certificate of an appropriate officer of Questron, dated the Closing Date, certifying to the effect of clauses (a) and (b) of this Section 7.1.

           7.2 No Actions. No action, suit, or proceeding before any court, governmental or regulatory authority, administrative agency or arbitrator shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any Person shall have been threatened, against Seller, Questron or QDL seeking to restrain, prevent, or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

           7.3 Consents. All consents of third parties including, without limitation, any and all consents required by Section 5.10 above and any other consents required by any other governmental authorities or non-governmental self-regulatory agencies, and all filings with and notifications of governmental authorities (including any and all filings required by Section 5.10 above), regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of Seller, Questron or QDL, necessary on the part of Seller, Questron or QDL, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than routine post-closing notifications or filings, shall have been obtained or effected or any applicable waiting period shall have expired or terminated.

           7.4 Employment Agreements. Questron shall have caused the Employment Agreement to be duly executed and delivered by the Company.

           7.5 Opinion of Counsel. Seller shall have been furnished with an opinion, dated the Closing Date, of Battle Fowler LLP, counsel to Questron and QDL, in substantially the form attached hereto as Exhibit E.

           7.6 No Material Adverse Change. There shall have been no material adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations or business of Questron and its subsidiaries, taken as a whole, since September 30, 1998.


790690.11
                                      -32-

           7.7 Board Approval. The secretary of Questron shall have delivered to the Company and Seller resolutions of Questron's and QDL's boards of directors authorizing the execution, delivery and performance by Questron and QDL, respectively, of this Agreement and any related agreements, documents and instruments, and the transactions contemplated hereby and thereby, accompanied by a Secretary's Certificate to the effect that such resolutions are true, complete and correct and have not been amended as of the Closing.

           7.8 Payoff of Indebtedness. All outstanding indebtedness payable under (i) the promissory note, dated October 14, 1998, payable to the High Point Bank and Trust Company in the principal amount of $1,537,587.31, and (ii) the promissory note, dated January 25, 1995, payable to Production Marketing, Inc. in the principal amount of $180,000.00, shall have been paid off or, in the alternative, provision shall have been made to pay off such indebtedness within three (3) business days of the Closing.

           7.9 Lease Agreements. At or prior to the Closing, the Company shall have executed and delivered to Capital Property Investments, LLC, as Lessor, (i) a Lease Agreement for the Company's facility in High Point, North Carolina, in substantially the form attached hereto as Exhibit F, but with such changes to the terms and provisions thereof as shall be negotiated and agreed upon by the parties hereto prior to the execution and delivery thereof by the Company, and
(ii) a Lease Agreement for a facility to be constructed by Capital Property Investments, LLC, as Lessor in Chesapeake, Virginia, in substantially the form attached hereto as Exhibit G, but with such changes to the terms and provisions thereof as shall be negotiated and agreed upon by the parties hereto prior to the execution and delivery thereof by the Company. The parties acknowledge each of such lease agreements shall remain in full force and effect following the Closing, in accordance with their terms.


                                    ARTICLE 8

                                 INDEMNIFICATION

           8.1 Indemnification by Seller. Effective only from and upon the occurrence of the Closing, and subject to Section 8.3 below, Seller hereby agrees to defend, indemnify and hold harmless Questron and the Company and their respective successors, assigns and affiliates (collectively, the "Questron Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision), including, without limitation, Environmental Liabilities and Costs, but excluding consequential or incidental damages (collectively, "Questron Losses"), caused by, resulting from or arising out of:

                     (a) (i) breaches of representation or warranty under this Agreement on the part of Seller; and (ii) failures by Seller to perform or otherwise fulfill any undertaking or other agreement or obligation under this Agreement;

                     (b) any and all Taxes imposed on the Company (including, without limitation, Taxes relating to the Tax liability of Seller to the extent any governmental authority seeks to impose such Taxes on the Company) for, or relating to, all periods prior to the Effective Date to the extent that such Taxes exceed the amount of tax liabilities identified on Schedule 1.2;


790690.11
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



                     (c) any and all liability arising out of a claim for indemnity made by Yates under the Stock Redemption Agreement; and

                     (d) any and all actions, suits, proceedings, claims, demands, incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Questron Indemnitee proposes to demand indemnification ("Questron Indemnified Claims"), Questron or such other Questron Indemnitee shall promptly notify Seller in writing thereof, provided further, however, that the failure to so notify Seller shall not reduce or affect Seller's obligations with respect thereto except to the extent that Seller is materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, Seller shall have the right promptly upon receipt of such notice (after acknowledging responsibility for such Questron Indemnified Claim) to assume the control of the defense, compromise or settlement of any such Questron Indemnified Claims (provided that any compromise or settlement must be reasonably approved by Questron), including, at its own expense, employment of counsel reasonably satisfactory to Questron; provided, however, that if Seller shall have exercised its right to assume such control, Questron may, in its sole discretion and at its expense, employ counsel to represent it (in addition to counsel employed by Seller) in any such matter. So long as Seller is contesting any such Questron Indemnified Claim in good faith, Questron and each other Questron Indemnitee shall not pay or settle any such Questron Indemnified Claim.

           8.2 Indemnification by Questron. Questron and QDL, jointly and severally, hereby agree to defend, indemnify and hold harmless Seller and its respective successors, assigns and affiliates (collectively, "Seller Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision), but in no event consequential or incidental damages or losses (collectively, "Seller Losses"), resulting from or arising out of:

                     (a) breaches of representation and warranty hereunder on the part of Questron and failures by Questron or QDL to perform or otherwise fulfill any undertaking or agreement or obligation hereunder;

                     (b) any liabilities of Seller arising out of any facts, circumstances or events existing or occurring after the Closing Date, including, without limitation, the operations of the Company after the Closing Date and any product liability claim with respect to any products, goods or services distributed or sold by the Company after the Closing Date (except, in all cases, for any facts, circumstances or events, the existence of which, constitute a breach by Seller or the Company of any representation or warranty set forth in this Agreement); and

                     (c) any and all actions, suits, proceedings, claims and demands incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Seller Indemnitee proposes to demand indemnification ("Seller Indemnified Claims"), Seller or such other Seller Indemnitee shall notify Questron thereof, provided further, however, that the failure to so notify Questron shall not reduce or affect Questron's obligations with respect thereto except to the extent that Questron is materially prejudiced thereby. Subject to rights of or duties to any

790690.11
                                      -34-
insurer or other third Person having liability therefor, Questron shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of such Seller Indemnified Claims (provided that any compromise or settlement must be reasonably approved by Seller) including, at its own expense, employment of counsel reasonably satisfactory to Seller; provided, however, that if Questron shall have exercised its right to assume such control, Seller may, in its sole discretion and at its expense, employ counsel to represent it (in addition to counsel employed by Questron) in any such matter. So long as Questron is contesting such Seller Indemnified Claim in good faith, Seller or such other Seller Indemnitees shall not pay or settle any such Seller Indemnified Claim.

           8.3 Limitation on Liability. (a) The aggregate liability of Seller under this Article 8 shall not exceed $5,000,000 (five million dollars). The aggregate liability of Questron under this Article 8 shall in no event exceed $1,000,000 (one million dollars) in the aggregate.

                     (b) Notwithstanding anything contained herein to the contrary, Seller shall have no obligation to indemnify and hold harmless any Questron Indemnitee with respect to any Questron Losses pursuant to a claim for indemnity under Section 8.1(a)(i) and 8.1(d) (to the extent such Section relates to Section 8.1(a)(i)) unless the aggregate amount of such Questron Losses in respect thereof exceeds Two Hundred Thousand Dollars ($200,000) (at which time Questron may assert and recover the full amount of such Questron Losses, other than the first One Hundred Thousand Dollars ($100,000) of such Questron Losses, which shall not be recoverable by Questron); provided, that, the foregoing limitation in this paragraph (b) shall not apply to the representations and warranties set forth in Sections 3.5, 3.6, 3.14 and 3.29.

                     (c) The amount of any insurance proceeds received or receivable (and not subject to any dispute with the insurer) by any Questron Indemnitee to cover Questron Losses shall be deducted from the Questron Losses otherwise payable by Seller to the Questron Indemnitees.

           8.4 Right to Indemnification Not Affected by Knowledge. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be limited or affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.


                                    ARTICLE 9

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

           9.1 Representations, Warranties and Covenants. The covenants contained in this Agreement shall survive the Closing Date without limitation. The representations and warranties contained herein shall survive the Closing Date for a period of two (2) years, except that any representation or warranty of Seller contained in Sections 3.12 (Financial Statements) and 3.29 (Environmental Matters) shall survive the Closing Date without limitation, any representation or warranty of Seller contained in Sections 3.1 (Authority; Due Execution), 3.5 (Ownership of Shares) and 3.6 (Capitalization) shall survive until the tenth anniversary of the Closing Date, and any representation or warranty of Seller contained in Section 3.14 (Tax Matters) shall survive until the expiration of one year after the expiration of the applicable statute of limitations (provided, that if Seller or the Company and the United States Internal Revenue Service or other taxing authority have agreed to extend the applicable statute of limitations beyond any such period, then

790690.11
                                      -35-
in such case such representations and warranties shall survive to the date on which such agreement to extend expires).


                                   ARTICLE 10

                  NON-COMPETITION BY SELLER AND NO SOLICITATION

           10.1 Non-Compete. In consideration of the purchase by Questron of the Shares under this Agreement, Seller will at the Closing execute and deliver non-compete agreements in the form attached to the Employment Agreement.

           10.2 Remedies. Seller recognizes that a breach or threatened breach by him of his obligations under this Article 10 and the Employment Agreement would cause irreparable injury to the Company, and the Company shall be entitled to seek preliminary and permanent injunctions enjoining him from violating the non-compete agreements contemplated by this Article 10, in addition to any other remedies which may be available.


                                   ARTICLE 11

                                  MISCELLANEOUS

           11.1 Cooperation. Each of the parties hereto shall use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other party hereto with respect to all actions, and to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

           11.2 Waiver. Any failure of Seller to comply with any of their respective obligations or agreements herein contained may be waived only in writing by Questron. Any failure of Questron to comply with any of its obligations or agreements herein contained may be waived only in writing by Seller.

           11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

                    (i)        If to the Company (prior to the Closing), to:

                               Capital Fasteners, Inc.
                               1920 West Green Drive
                               High Point, North Carolina 27265
                               Telecopier: (336) 884-4020
                               Telephone:  (336) 884-4016
                               Attention:  James R. Gilchrist


790690.11
                                      -36-

                               If to Seller, to:

                               James R. Gilchrist
                               507 Cascade Drive
                               High Point, North Carolina  27265
                               Telephone (336) 884-0301
                               Telecopier (336) 884-0302

                               in each case, (with a copy to)

                               Wyatt Early Harris & Wheeler
                               P.O. Drawer 2086
                               High Point, North Carolina  27261
                               Telecopier:  (336) 889-5232
                               Telephone:  (336) 884-4444
                               Attention:  Charles L. Cain, Esq.

                    (ii)       If to Questron, to

                               Questron Technology, Inc.
                               6400 Congress Avenue
                               Suite 200A
                               Boca Raton, Florida  33487
                               Telecopier:  (561) 241-2866
                               Telephone:  (561) 241-5251
                               Attention:  Dominic A. Polimeni

                               (with a copy to)

                               Battle Fowler LLP
                               Park Avenue Tower
                               75 East 55th Street
                               New York, New York  10022
                               Telecopier:  (212) 856-7816
                               Telephone:  (212) 856-7000
                               Attention: Luke P. Iovine III, Esq.

Such names and addresses may be changed by written notice to each person listed above.

           11.4 Governing Law and Consent to Jurisdiction;  Dispute  Resolution.
(a) This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Delaware.

                     (b) Any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation or breach thereof, shall be referred to arbitration under the rules of the American Arbitration Association, to the extent such rules are not inconsistent with this Section 11.4. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has

790690.11
                                      -37-
arisen, and in any event shall not be made after the date when institution of legal or equitable proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations.

                     (c) The arbitration panel shall consist of three arbitrators, one of whom shall be appointed by each party hereto. The two arbitrators thus appointed shall choose the third arbitrator; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator, either arbitrator may petition the American Arbitration Association to make the appointment.

                     (d) The place of arbitration shall be Delaware.

           11.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

           11.6 Headings; Schedules. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to "Schedules" shall mean the disclosure schedules heretofore delivered by Seller to Questron.

           11.7 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           11.8 Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto.

           11.9 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Sections 8.1 and 8.2, the other Questron Indemnitees and Seller Indemnitees) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

           11.10 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties, provided that Questron may assign its rights under the Agreement to any affiliate of Questron, but such assignment shall not relieve Questron of primary liability for its obligations hereunder.

                            [Signature page follows]

790690.11
                                      -38-

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                 QUESTRON TECHNOLOGY, INC.



                                  By:/s/ Dominic A. Polimeni
                                     ------------------------------------
                                     Name:   Dominic A. Polimeni
                                     Title:  Chairman, President and
                                             Chief Executive Officer


                                 QUESTRON DISTRIBUTION LOGISTICS,
                                 INC.



                                  By:/s/ Dominic A. Polimeni
                                     -------------------------------------
                                     Name:   Dominic A. Polimeni
                                     Title:  Chairman and Chief Executive
                                             Officer


790690.11

                                  /s/ James R. Gilchrist
                                  ----------------------------------------
                                  James R. Gilchrist


                                  CAPITAL FASTENERS, INC.


                                  By:/s/ James R. Gilchrist
                                     -------------------------------------
                                     Name:   James R. Gilchrist
                                     Title:  President


790690.11
                                      -40-